EXHIBIT 99.1
Fannie Mae Debt Outstanding1
2002 through December 31, 2005

Debt Outstanding (in Millions)	12/31/02	12/31/03	12/31/04	12/31/05
Discount Notes	$134,312	$137,528	$143,455	$92,924
Benchmark Bills	156,750	191,315	157,501	75,000
FX Discount Notes	—	1,540	7,630	1,818
Other Short Term[2]	12,735	15,622	11,737	2,799

Total Short Term	$303,797	$346,005	$320,323	$172,541
Short term debt average maturity (in days)	76	100	61	66

Benchmark Notes & Bonds	$287,418	$282,602	$267,091	$266,295
Callable Benchmark Notes	33,750	44,250	31,250	22,370
Subordinated Benchmark Notes	8,500	12,500	12,500	12,500
Final Maturity Amortizing Notes	—	—	750	1,736
Other Callable & Noncallable Notes & Bonds[3]	211,063	270,800	312,724	280,872

Total Long Term	$540,731	$610,152	$624,315	$583,773
Long term debt average maturity (in months)	58	54	47	48
Total Debt Outstanding	$844,528	$956,157	$944,638	$756,314
Total debt average maturity (in months)	40	36	32	38

Notes:

1/	Amounts reflect redemption values, which exclude the effect of currency adjustments, debt basis adjustments, and amortization of discounts, premiums, issuance costs, and hedging results.

2/	Other Short Term includes coupon bearing short term notes, dollar rolls, overnight Fed funds, Benchmark repos, investment agreements, and LIP security lending.

3/	Other Callable & Noncallable Notes & Bonds includes all long-term non-Benchmark Securities such as globals, zero-coupon securities, medium-term notes, and other long-term debt securities.